UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2004

Braintech, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-24911
(Commission File Number)

98-0168932
(IRS Employer Identification No.)

#102-930 West 1st Street, North Vancouver, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 988-6440
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(10) Material Contracts

10.1 Exclusive Channel Partnership and Licensing Agreement with ABB Inc. dated February 1, 2004*

*Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(99) Miscellaneous

99.1 Press release issued by the Registrant on March 4, 2004

Item 9. Regulation FD Disclosure

On March 4, 2004 the Registrant issued a news release, a copy of which is being filed as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward A. White
By: Edward A White
Chief Financial Officer and Director
Date: March 9, 2004